Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

────────

Reports 83% Growth in Full Year Earnings Compared to 2018

BIRMINGHAM, AL (January 27, 2020) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), today reported fourth quarter 2019 net income of $1.2 million, compared to $1.1 million in the previous quarter and $1.5 million in the fourth quarter of 2018. Diluted net income per share was $0.18 in the fourth quarter of 2019, compared to $0.16 in the third quarter of 2019 and $0.22 in the fourth quarter of 2018.

For the year ended December 31, 2019, the Company’s net income totaled $4.6 million, or $0.67 per diluted share, compared to $2.5 million, or $0.37 per diluted share, for the year ended December 31, 2018. Additionally, net loans as of December 31, 2019 totaled $545.2 million, compared to $514.9 million as of December 31, 2018, an increase of $30.3 million, or 5.9%. This loan growth included $24.1 million attributable to the Bank’s commercial lending efforts, along with $6.1 million in growth at the Bank’s wholly-owned subsidiary, Acceptance Loan Company (“ALC”). ALC’s growth was most pronounced in its indirect sales portfolio, which has been an area of focus for management over the past several years.

“We are pleased to wrap up 2019 with a strong quarter that punctuates a year of significant earnings improvement for our Company,” stated James F. House, President and CEO of the Company. “As a result of these improved earnings, for the first time since reinstating dividends in 2014, we were able to raise the Company’s dividend to shareholders during the fourth quarter,” continued Mr. House.

The improvement in earnings for the year ended December 31, 2019 compared to December 31, 2018 resulted primarily from additional earning assets and efficiencies of scale obtained as a result of the Company’s acquisition of The Peoples Bank (“TPB”) in August 2018.

Other Highlights

Net Interest Margin – As a result of the prevailing interest rate environment, the Company experienced margin compression during the fourth quarter of 2019.  Net interest margin was 5.12% for the fourth quarter of 2019, compared to 5.23% for the third quarter of 2019 and 5.27% for the fourth quarter of 2018. For the year ended December 31, 2019, net interest margin was 5.18%, compared to 5.27% for the year ended December 31, 2018.

Asset Quality – Non-performing assets, including loans in non-accrual status and other real estate owned (OREO), were $4.8 million as of December 31, 2019 and $4.3 million as of December 31, 2018. As a percentage of total assets, non-performing assets totaled 0.61% as of December 31, 2019, compared to 0.35% as of September 30, 2019 and 0.54% as of December 31, 2018.

Provision for Loan and Lease Losses – The provision for loan and lease losses was $0.7 million during the fourth quarter of 2019, compared to $0.9 million during the third quarter of 2019 and $0.5 million during the fourth quarter of 2018. For the year ended December 31, 2019, the Company’s loan loss provision totaled $2.7 million, compared to $2.6 million for the year ended December 31, 2018.

Non-interest Income – Non-interest income totaled $1.4 million during both the fourth quarter and third quarter of 2019, compared to $1.2 million during the fourth quarter of 2018. For the year ended December 31, 2019, non-interest income totaled $5.4 million, compared to $5.6 million for the year ended December 31, 2018. The decrease comparing the year ended December 31, 2019 to the year ended December 31, 2018 was mostly attributable to nonrecurring gains on the settlement of derivative contracts of $1.0 million that occurred during 2018. This decrease was partially offset by a full year of lease income recognized during the year ended December 31, 2019 associated with the lease-up of office space at the Company’s new headquarters location in Birmingham, Alabama. Lease-up of the space occurred at the end of the fourth quarter of 2018.

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 2
January 27, 2020

Non-interest Expense – Non-interest expense totaled $8.3 million during the fourth quarter of 2019, compared to $8.5 million during both the third quarter of 2019 and the fourth quarter of 2018. For the year ended December 31, 2019, non-interest expense totaled $33.8 million, compared to $32.4 million for the year ended December 31, 2018. The majority of the 2019 increase was due to a full year of TPB operations in 2019, compared to only four months of TPB operations in 2018 following the acquisition. This increase was partially offset by nonrecurring acquisition expenses of $1.6 million that were recorded in 2018 in connection with the acquisition of TPB.

Provision for Income Taxes – The Company recorded $0.4 million in income tax expense for the fourth quarter of 2019, compared to $0.2 million in the third quarter of 2019 and $0.5 million in the fourth quarter of 2018. For the year ended December 31, 2019, the Company’s effective tax rate was 21.4%, compared to 26.6% for the year ended December 31, 2018. The reduction in the Company’s effective tax rate comparing 2019 to 2018 resulted primarily from certain non-deductible expenses associated with the acquisition of TPB in 2018 that were not incurred in 2019.

Cash Dividend – The Company declared a cash dividend of $0.03 per share on its common stock in the fourth quarter of 2019, an increase over the Company’s quarterly dividend declarations of $0.02 in the previous three quarters of 2019 and each quarter of 2018.

Share Repurchases - During the fourth quarter of 2019, the Company completed share repurchases totaling 64,538 shares of its $0.01 par value common stock at a weighted average price of $10.50 per share.  For the year ended December 31, 2019, the Company repurchased a total of 148,738 shares at a weighted average price of $9.94 per share.  The shares were repurchased under the Company’s existing share repurchase program, which was originally approved by the Company’s Board of Directors in 2006. A total of 93,565 shares remain available for repurchases under the share repurchase program.

Regulatory Capital – During the fourth quarter of 2019, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of December 31, 2019, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 12.78%. Its total capital ratio was 13.77%, and its Tier 1 leverage ratio was 9.61%.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama, Tennessee and Virginia through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 3
January 27, 2020

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the sufficiency of the allowance for loan and lease losses, loan demand, cash flows, growth and earnings potential and expansion, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, market conditions and investment returns, changes in interest rates, the pending discontinuation of LIBOR as an interest rate benchmark, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets, collateral values and cybersecurity threats. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 4
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended					Year Ended
	2019				2018	2019	2018
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	(Unaudited)					(Unaudited)
Results of Operations:
Interest income	$10,825	$11,027	$10,923	$10,813	$11,177	$43,588	$37,138
Interest expense	1,636	1,680	1,690	1,640	1,533	6,646	4,350
Net interest income	9,189	9,347	9,233	9,173	9,644	36,942	32,788
Provision for loan and lease losses	716	883	715	400	473	2,714	2,622
Net interest income after provision for loan and lease losses	8,473	8,464	8,518	8,773	9,171	34,228	30,166
Non-interest income	1,396	1,414	1,291	1,265	1,226	5,366	5,610
Non-interest expense	8,279	8,546	8,504	8,453	8,450	33,782	32,385
Income before income taxes	1,590	1,332	1,305	1,585	1,947	5,812	3,391
Provision for income taxes	381	214	300	351	470	1,246	901
Net income	$1,209	$1,118	$1,005	$1,234	$1,477	$4,566	$2,490
Per Share Data:
Basic net income per share	$0.19	$0.17	$0.16	$0.19	$0.23	$0.71	$0.40
Diluted net income per share	$0.18	$0.16	$0.15	$0.18	$0.22	$0.67	$0.37
Dividends declared	$0.03	$0.02	$0.02	$0.02	$0.02	$0.09	$0.08
Key Measures (Period End):
Total assets	$788,738	$771,930	$777,171	$795,334	$791,939
Tangible assets (1)	779,913	762,996	768,115	786,150	782,627
Loans, net of allowance for loan losses	545,243	544,519	511,515	502,760	514,867
Allowance for loan and lease losses	5,762	5,585	5,087	4,924	5,055
Investment securities, net	108,356	114,309	136,649	148,025	153,949
Total deposits	683,662	677,640	682,806	703,361	704,725
Short-term borrowings	10,025	221	73	—	527
Total shareholders’ equity	84,748	83,790	83,748	81,573	79,437
Tangible common equity (1)	75,923	74,856	74,692	72,389	70,125
Book value per common share	13.76	13.47	13.28	12.94	12.61
Tangible book value per common share (1)	12.33	12.03	11.84	11.48	11.13
Key Ratios:
Return on average assets (annualized)	0.61%	0.57%	0.51%	0.63%	0.74%	0.58%	0.36%
Return on average common equity (annualized)	5.68%	5.28%	4.89%	6.21%	7.49%	5.51%	3.26%
Return on average tangible common equity (annualized) (1)	6.35%	5.92%	5.50%	7.01%	8.52%	6.19%	3.40%
Net interest margin	5.12%	5.23%	5.21%	5.17%	5.27%	5.18%	5.27%
Efficiency ratio (2)	78.2%	79.4%	80.8%	81.0%	77.7%	79.8%	84.3%
Net loans to deposits	79.8%	80.4%	74.9%	71.5%	73.1%
Net loans to assets	69.1%	70.5%	65.8%	63.2%	65.0%
Tangible common equity to tangible assets (1)	9.73%	9.81%	9.72%	9.21%	8.96%
Tier 1 leverage ratio (3)	9.61%	9.55%	9.43%	9.22%	8.96%
Allowance for loan losses as % of loans	1.05%	1.02%	0.98%	0.97%	0.97%
Nonperforming assets as % of total assets	0.61%	0.35%	0.35%	0.39%	0.54%

(1) Refer to Non-GAAP Financial Measures – Tangible Balances and Measures beginning on page 10
(2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)
(3) First US Bank Tier 1 leverage ratio

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 5
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Loans – Bank	$436,513	$5,543	5.04%	$419,527	$5,606	5.30%
Loans – ALC	108,617	4,472	16.33%	104,353	4,478	17.02%
Taxable investment securities	109,056	567	2.06%	155,066	818	2.09%
Tax-exempt investment securities	1,543	11	2.83%	2,203	16	2.88%
Federal funds sold	10,080	45	1.77%	6,726	38	2.24%
Interest-bearing deposits in banks	46,677	187	1.59%	38,121	221	2.30%
Total interest-earning assets	712,486	10,825	6.03%	725,996	11,177	6.11%
Non-interest-earning assets:
Other assets	71,393			68,528
Total	$783,879			$794,524

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$164,412	$209	0.50%	$165,743	$205	0.49%
Savings deposits	153,628	322	0.83%	167,207	407	0.97%
Time deposits	246,640	1,071	1.72%	265,696	920	1.37%
Borrowings	10,172	34	1.33%	521	1	0.76%
Total interest-bearing liabilities	574,852	1,636	1.13%	599,167	1,533	1.02%
Non-interest-bearing liabilities:
Demand deposits	113,953			108,469
Other liabilities	10,729			8,613
Shareholders’ equity	84,345			78,275
Total	$783,879			$794,524

Net interest income		$9,189			$9,644
Net interest margin			5.12%			5.27%

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 6
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

YEAR ENDED DECEMBER 31, 2019 AND 2018

(Dollars in Thousands)

(Unaudited)

	Year Ended			Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Loans – Bank	$421,932	$21,916	5.19%	$313,552	$15,196	4.85%
Loans – ALC	105,378	17,719	16.81%	100,516	17,703	17.61%
Taxable investment securities	131,187	2,768	2.11%	166,737	3,366	2.02%
Tax-exempt investment securities	1,978	55	2.78%	3,866	132	3.41%
Federal funds sold	11,700	272	2.32%	9,054	182	2.01%
Interest-bearing deposits in banks	40,853	858	2.10%	28,362	559	1.97%
Total interest-earning assets	713,028	43,588	6.11%	622,087	37,138	5.97%
Non-interest-earning assets:
Other assets	71,723			61,813
Total	$784,751			$683,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$167,308	$848	0.51%	$161,518	$725	0.45%
Savings deposits	161,371	1,632	1.01%	122,508	895	0.73%
Time deposits	246,880	4,074	1.65%	211,136	2,531	1.20%
Borrowings	5,237	92	1.76%	12,767	199	1.56%
Total interest-bearing liabilities	580,796	6,646	1.14%	507,929	4,350	0.86%
Non-interest-bearing liabilities:
Demand deposits	111,214			92,030
Other liabilities	9,910			7,473
Shareholders’ equity	82,831			76,468
Total	$784,751			$683,900

Net interest income		$36,942			$32,788
Net interest margin			5.18%			5.27%

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 7
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

YEAR-END CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	December 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and due from banks	$11,939	$9,796
Interest-bearing deposits in banks	45,091	39,803
Total cash and cash equivalents	57,030	49,599
Federal funds sold	10,080	8,354
Investment securities available-for-sale, at fair value	94,016	132,487
Investment securities held-to-maturity, at amortized cost	14,340	21,462
Federal Home Loan Bank stock, at cost	1,137	703
Loans and leases, net of allowance for loan and lease losses of $5,762 and $5,055, respectively	545,243	514,867
Premises and equipment, net	29,216	27,643
Cash surrender value of bank-owned life insurance	15,546	15,237
Accrued interest receivable	2,488	2,816
Goodwill and core deposit intangible, net	8,825	9,312
Other real estate owned	1,078	1,505
Other assets	9,739	7,954
Total assets	$788,738	$791,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$683,662	$704,725
Accrued interest expense	537	424
Other liabilities	10,025	6,826
Short-term borrowings	9,766	527
Total liabilities	703,990	712,502

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,568,053 and 7,562,264 shares issued, respectively; 6,157,692 and 6,298,062 shares outstanding, respectively	75	75
Surplus	13,814	13,496
Accumulated other comprehensive loss, net of tax	(46)	(2,377)
Retained earnings	92,755	88,668
Less treasury stock: 1,410,361 and 1,264,202 shares at cost, respectively	(21,850)	(20,414)
Noncontrolling interest	—	(11)
Total shareholders’ equity	84,748	79,437

Total liabilities and shareholders’ equity	$788,738	$791,939

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 8
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

YEAR-END CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Interest income:
Interest and fees on loans	$10,015	$10,084	$39,635	$32,899
Interest on investment securities	810	1,093	3,953	4,239
Total interest income	10,825	11,177	43,588	37,138

Interest expense:
Interest on deposits	1,602	1,532	6,554	4,151
Interest on borrowings	34	1	92	199
Total interest expense	1,636	1,533	6,646	4,350

Net interest income	9,189	9,644	36,942	32,788

Provision for loan and lease losses	716	473	2,714	2,622

Net interest income after provision for loan and lease losses	8,473	9,171	34,228	30,166

Non-interest income:
Service and other charges on deposit accounts	453	495	1,828	1,895
Credit insurance income	123	117	549	633
Net gain on sales and prepayments of investment securities	25	13	92	118
Net gain on settlement of derivative contracts	—	—	—	981
Mortgage fees from secondary market	95	118	475	507
Other income, net	700	483	2,422	1,476
Total non-interest income	1,396	1,226	5,366	5,610

Non-interest expense:
Salaries and employee benefits	5,080	5,028	20,352	18,771
Net occupancy and equipment	1,040	932	4,230	3,677
Computer services	420	363	1,525	1,300
Fees for professional services	297	250	1,176	1,031
Acquisition expenses	—	149	—	1,641
Other expense	1,442	1,728	6,499	5,965
Total non-interest expense	8,279	8,450	33,782	32,385

Income before income taxes	1,590	1,947	5,812	3,391
Provision for income taxes	381	470	1,246	901
Net income	$1,209	$1,477	$4,566	$2,490
Basic net income per share	$0.19	$0.23	$0.71	$0.40
Diluted net income per share	$0.18	$0.22	$0.67	$0.37
Dividends per share	$0.03	$0.02	$0.09	$0.08

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 9
January 27, 2020

Non-GAAP Financial Measures

In addition to the financial results presented in this press release that have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s management believes that certain non-GAAP financial measures and ratios are beneficial to the reader. These non-GAAP measures have been provided to enhance overall understanding of the Company’s current financial performance and position. Management believes that these presentations provide meaningful comparisons of financial performance and position in various periods and can be used as a supplement to the GAAP-based measures presented in this press release. The non-GAAP financial results presented should not be considered a substitute for the GAAP-based results. Management believes that both GAAP measures of the Company’s financial performance and the respective non-GAAP measures should be considered together.

The non-GAAP measures and ratios that have been provided in this press release include measures of operating income, tangible assets and equity, and certain ratios that include tangible assets and equity. Discussion of these measures and ratios is included below, along with reconciliations of each relevant non-GAAP measure to GAAP-based measures included in the financial statements previously presented in the press release.

Operating Income

In addition to GAAP-based measures of net income, management periodically reviews certain non-GAAP measures of pre-tax income that factor out the impact of discrete income or expense items that, although not unusual, infrequent or nonrecurring, tend to fluctuate significantly from quarter to quarter or are based on events that are not necessarily indicative of the Company’s core operating earnings as a financial institution. An example includes the provision for loan and lease losses which, although a core part of the Company’s operating activities, may fluctuate significantly based on the level of loan growth in a quarter, changes in economic factors or other events during the quarter. Examples of items that are not necessarily considered by management to be core to the Company’s operating earnings include accretion and amortization of discounts, premiums and intangible assets associated with purchase accounting. In its own analysis, management has defined operating income as a non-GAAP financial measure that adjusts net income for the following items:

•	Provision for (benefit from) income taxes
•	Accretion of discount on purchased loans
•	Accretion of premium on purchased time deposits
•	Gains (losses) on sales and prepayments of investment securities
•	Gains (losses) on settlements of derivative contracts
•	Gains (losses) on sales of foreclosed real estate
•	Provision for loan and lease losses
•	Amortization of core deposit intangible asset
•	Acquisition expenses

A reconciliation of the Company’s net income to its operating income for each of the most recent five quarters as of December 31, 2019 is set forth below. A limitation of the non-GAAP calculation of operating income presented below is that the adjustments to the comparable GAAP measure (net income) include gains, losses or expenses that the Company does not expect to continue to recognize at a consistent level in the future; however, the adjustments of these items should not be construed as an inference that these gains, losses or expenses are unusual, infrequent or nonrecurring.

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 10
January 27, 2020

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

OPERATING INCOME – LINKED QUARTERS

(Non-U.S. GAAP Unaudited Reconciliation)

	Quarter Ended
	2019				2018
	December 31,	September 30,	June 30,	March 31,	December 31,
	(Dollars in Thousands)
Net income	$1,209	$1,118	$1,005	$1,234	$1,477
Add back:
Provision for income taxes	381	214	300	351	470
Income before income taxes	1,590	1,332	1,305	1,585	1,947
Add back (subtract) adjustments to net interest income:
Accretion of discount on purchased loans	(174)	(180)	(172)	(234)	(249)
Accretion of premium on purchased time deposits	(11)	(21)	(35)	(64)	(129)
Net adjustments to net interest income	(185)	(201)	(207)	(298)	(378)
Add back (subtract) non-interest adjustments:
Net gain on sales and prepayments of investment securities	(25)	(45)	(9)	(13)	(13)
Net loss (gain) on sales of foreclosed real estate	30	19	(3)	30	65
Provision for loan and lease losses	716	883	715	400	473
Amortization of core deposit intangible	110	122	128	128	128
Acquisition expenses	—	—	—	—	149
Net non-interest adjustments	831	979	831	545	802
Operating income	$2,236	$2,110	$1,929	$1,832	$2,371

Tangible Balances and Measures

In addition to capital ratios defined by GAAP and banking regulators, the Company utilizes various tangible common equity measures when evaluating capital utilization and adequacy. These measures, which are presented in the financial tables in this press release, may also include calculations of tangible assets. As defined by the Company, tangible common equity represents shareholders’ equity less goodwill and identifiable intangible assets, while tangible assets represent total assets less goodwill and identifiable intangible assets.

Management believes that the measures of tangible equity are important because they reflect the level of capital available to withstand unexpected market conditions. In addition, presentation of these measures allows readers to compare certain aspects of the Company’s capitalization to other organizations. In management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets that typically result from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these measures, management believes that there are no comparable GAAP financial measures to the tangible common equity ratios that the Company utilizes. Despite the importance of these measures to the Company, there are no standardized definitions for the measures, and, therefore, the Company’s calculations may not be comparable with those of other organizations. In addition, there may be limits to the usefulness of these measures to investors. Accordingly, management encourages readers to consider the Company’s consolidated financial statements in their entirety and not to rely on any single financial measure. The table below reconciles the Company’s calculations of these measures to amounts reported in accordance with GAAP.

First US Bancshares, Inc. Reports Fourth Quarter and Full Year 2019 Results	Page 11
January 27, 2020

		Quarter Ended					Year Ended
		2019				2018	2019	2018
		December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
		(Dollars in Thousands, Except Per Share Data)
		(Unaudited Reconciliation)
TANGIBLE BALANCES
Total assets		$788,738	$771,930	$777,171	$795,334	$791,939
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		1,390	1,499	1,621	1,749	1,877
Tangible assets	(a)	$779,913	$762,996	$768,115	$786,150	$782,627

Total shareholders’ equity		$84,748	$83,790	$83,748	$81,573	$79,437
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		1,390	1,499	1,621	1,749	1,877
Tangible common equity	(b)	$75,923	$74,856	$74,692	$72,389	$70,125

Average shareholders’ equity		$84,345	$83,991	$82,335	$80,600	$78,275	$82,831	$76,468
Less: Average goodwill		7,435	7,435	7,435	7,435	7,551	7,435	2,548
Less: Average core deposit intangible		1,442	1,556	1,683	1,818	1,960	1,623	659
Average tangible shareholders’ equity	(c)	$75,468	$75,000	$73,217	$71,347	$68,764	$73,773	$73,261

Net income	(d)	$1,209	$1,118	$1,005	$1,234	$1,477	$4,566	$2,490
Common shares outstanding (in thousands)	(e)	6,158	6,222	6,306	6,304	6,298

TANGIBLE MEASURES
Tangible book value per common share	(b)/(e)	$12.33	$12.03	$11.84	$11.48	$11.13

Tangible common equity to tangible assets	(b)/(a)	9.73%	9.81%	9.72%	9.21%	8.96%

Return on average tangible common equity (annualized)	(1)	6.35%	5.92%	5.50%	7.01%	8.52%	6.19%	3.40%

(1)	Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)